Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                                 State of Formation
------------------------------------------------     ------------------
Connecticut Storage Fund........................         California
Diversified Storage Venture Fund................         California
PS Co-Investment Partners.......................         California
PS Insurance Company, Ltd.......................          Bermuda
PS Orangeco Holdings, Inc.......................         California
PS Orangeco, Inc...............................          California
PS Partners IV, Ltd.............................         California
PS Partners V, Ltd..............................         California
PS Partners VI, Ltd.............................         California
PS Partners VIII, Ltd...........................         California
PS Partners, Ltd................................         California
PSA Institutional Partners, L.P.................         California
PSAC Development Partners, L.P..................         California
Public Storage Institutional Fund...............         California
Public Storage Institutional Fund II............         California
Public Storage Institutional Fund III...........         California
Public Storage Institutional Fund IV............         California
Public Storage Pickup & Delivery, L.P...........         California
Storage Trust Properties, L.P. .................          Delaware

Note: This schedule excludes 12 other wholly-owned subsidiaries which were excluded in accordance with Reg. S-K, Item 601. All of the entities above conduct substantially all of their business activities under the name "Public Storage".